As filed with the Securities and Exchange Commission on October 10, 2003

                           Registration No. 333-83386

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form S-8 POS

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  DICUT, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware

                            (State of Incorporation)
                                   52-2204952

                             (IRS Employer ID No.)


                          2150 Northwest Parkway, N.E.

                            Marietta, Georgia 30067

                                 (770) 952-2654

         (Address and Telephone Number of Principal Executive Offices)

         2002 Employee, Consultant and Advisor Stock Compensation Plan

                            (Full title of the plan)

                                 Pierre Quilliam,
                       Director, President and Chief Financial Officer

                                  Dicut, Inc.

                          2150 Northwest Parkway, N.E.

                            Marietta, Georgia 30067

                                 (918) 749-2400

                    (Name and address of agent for service)

                                   COPIES TO:

                                 James E. Pratt

                                Attorney-At-Law

                                195 Kilare Road
                             Garden City, NY 11530
                                 #516-741-3978


+------------------------------------------------------------------------------+
|                         CALCULATION OF REGISTRATION FEE                      |
+------------------------------------------------------------------------------+
|                   |              |  Proposed   |  Proposed    |              |
| Title of          |              |  maximum    |  maximum     |              |
| each class        | Amount       |  offering   |  aggregate   | Amount of    |
| of securities     | to be        |  price per  |  offering    | registration |
| to be registered  | registered(2)|  share(2)   |  price       | fee          |
|-------------------|--------------|-------------|--------------|--------------|
| Common Stock(1)   |  1,200,000   |  $0.13      | $156,000     | $37.29       |
| Par Value $.001                  |             |              |              |
+-------------------|--------------|-------------|--------------|--------------+


(1) Consists of an aggregate of 1,200,000 shares of Common Stock, par value $0.001 per share, authorized under the Dicut 2002 Employee, Consultant and Advisor Stock Compensation Plan. Pursuant to Rule 457(h), the offering price is calculated solely for purposes of calculating the registration fee based on the closing bid price of the Common Stock as reported on the OTC Bulletin Board on March 19, 2002.

(2) Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.



PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's Registration Statement on Form S-8 (No. 333-83386), originally filed with the Securities and Exchange Commission on February 25, 2002 and than amended on March 20, 2002, relating to the 2002 Employee, Consultant and Advisor Stock Compensation Plan except for items that are restated in this Registration Statement.

ITEM 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement:


Registrant's Annual Report(s) on Form 10-KSB for the fiscal year ended March 31, 2001, 2002, 2003 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

Registrant's Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2001, 2002, 2003 September 30, 2001, 2002 and December 31, 2001, 2002 as
amended;

Registrant's Current Reports on Form 8-K filed August 23, 2001, September 25, 2001, October 31, 2001, December 27, 2001, and its Form 8-K/A filed on or about February 15, 2002 and on or about February 21, 2002;

All other reports, if any, filed by the Registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934 since the end of the fiscal year ended March 31, 2001.

From the date of filing of such documents, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement that indicates that all securities covered by the Registration Statement have been sold or that deregisters all securities covered by the Registration Statement then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities.

The Common Stock to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5. Interests of Named Experts and Counsel.

Counsel for the Registrant, James E. Pratt,Esq. has rendered an opinion to the effect that the Common Stock offered hereby, if and when issued in accordance with the Plans, will have been validly issued, fully paid, and nonassessable.

ITEM 6. Indemnification of Directors and Officers.

Under the Delaware General Corporation Law, a Delaware corporation may indemnify officers, directors and other corporate agents under certain circumstances and subject to certain limitations. Article Ten of the Registrant's Certificate of Incorporation authorizes the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. In addition, Article Ninth of the Registrant's Certificate of Incorporation provides that the personal liability of the Company's directors shall be eliminated to the fullest extent permitted by
Section 102(7)(b) of the Delaware General Corporation Law. Finally, the Company's By-Laws allow for the indemnification of Company Officers and Directors in regard to their carrying out the duties of their offices. The By-Laws also allow for reimbursement of certain legal defenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Registrant's Certificate of Incorporation, the Registrant's By-Laws or any indemnification agreements of the Registrant with its directors and officers, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. Exemption from Registration Claimed.

Not applicable.

ITEM 8. Exhibit.

Exhibit No.   Exhibit
----------    ----------
5.1  Opinion re: Legality.

10.1  2002 Employee, Consultant and Advisor Stock Compensation Plan.*

10.2  Form on Stock Payment Agreement.*

10.3  Dicut, Inc. 2002 Stock Option Plan.*

10.4  Sales Associate Agreement-Sidney Lederman

24.2 Consent of James E. Pratt. with respect to the legality of the securities being registered hereby (included in Exhibit No. 5.1).


* Incorporated by amendment from the Company's Form S-8 filed February 25, 2002, SEC File No. 333-83386.

ITEM 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 Amended and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on October 10, 2003.

  DICUT, INC.

Date: October 10, 2003

 /s/ Pierre Quilliam
 --------------------
   Pierre Quilliam, Director,
   President and Chief Financial Officer